SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE
               SECURITIES AND EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported)
                         March 24, 1997


           Farmer Mac Mortgage Securities Corporation
     (Exact Name of Registrant as Specified in its Charter)



     Delaware               333-6325              55-1779791
(State or Other            (Commission         (I.R.S. Employer
Jurisdiction of            File Number)        Identification No.)
Incorporation

   919 18th Street, N.W.                               20006
   Washington, D.C.                                 (Zip Code)
   (Address of Principal
     Executive Offices)


Registrant's telephone number, including area code (202) 872-7700

                            No Change
  (Former Name or Former Address, if Changed Since Last Report)

     Item 5.        OTHER EVENTS

     A. The Registrant registered issuances of Guaranteed Agricultural Mortgage-Backed Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act"), by a Registration Statement on Form S-3 (Registration File No. 333-6325) (the "Registration Statement"). This Current Report on Form 8-K is being filed to supplement the Registration Statement with the following language:

          In connection with an offering of Certificates by a Trust Fund as to which no REMIC election is to be made, investors should note the following: (i) the "reserve method" of accounting for bad debts provided for in Code Section 593 has been repealed for tax years beginning after December 31, 1995; thus the treatment of a Certificate as representing "qualifying real property loans" within the meaning of that Code Section is no longer applicable to an investment in Certificates by a financial institution; (ii) in the event the Trust Fund is created with a single class of Grantor Trust Certificates, no prepayment assumption should be used in the computation of OID, market discount or amortizable premium with respect to a Certificateholder's interest in the Qualified Assets underlying a Certificate; (iii) a Qualified Loan could be issued with OID in the event of the financing of points or other charges by the Originator of the Qualified Loan in an amount greater than the statutorily defined de minimis amount to the extent that the points are not for services provided by the lender, regardless of whether the points are currently deductible by the borrower; (iv) because of the absence of clear authority, it is uncertain whether the portion of any Prepayment Premium or Yield Maintenance Charge received by any Certificateholder should be treated as capital gain (assuming a Certificate is held as a capital asset) or as ordinary income (Certificateholders that receive distributions from the Trust Fund of Prepayment Premiums or Yield Maintenance Charges should consult their tax advisors regarding the taxable status of such amounts); and (v) in the event the Trust Fund is treated for federal income tax purposes as created with more than one class of Grantor Trust Certificates, it is unclear under what circumstances, if any, the prepayment of a Qualified Loan will give rise to a loss to the holder of a Grantor Trust Certificate that is treated as a Stripped Bond Certificate purchased at a premium or as a Stripped Coupon Certificate. If a Stripped Bond Certificate is treated as a single instrument (rather then as an interest in discrete Qualified Loans) and the effect of prepayments is taken into account in the computation of OID with respect to such Certificate (the "Prepayment Assumption Rule"), it appears that no loss will be allowable as a result of any particular prepayment, and instead, a prepayment should be treated as a partial payment of the stated redemption price of the Stripped Bond Certificate and accounted for under the Prepayment Assumption Rule. However, if a Stripped Bond Certificate is treated as an interest in discrete Qualified Loans, then when a Qualified Loan is prepaid, the holder of such Certificate should recognize a loss equal to the excess of the portion of the holder's adjusted basis for such Certificate allocable to such Qualified Loan over the amount of principal prepaid.
     If a Stripped Coupon

     Certificate is treated as a single instrument and the Prepayment Assumption Rule applies, it appears that a loss would be available, if at all, as a result of a particular prepayment, only if prepayments on the Qualified Loans occur at a rate faster than the assumed prepayment rate. However, if a Stripped Coupon Certificate is treated as an interest in discrete Qualified Loans, then when a Qualified Loan is prepaid, the holder of such Certificate should recognize a loss equal to the portion of the holder's adjusted basis for such Certificate allocable to such Qualified Loan. If a Stripped Bond Certificate or Stripped Coupon Certificate is treated as a single instrument but the Prepayment Assumption Rule does not apply, it appears that no loss will be allowable as a result of any particular prepayment, and a Certificateholder would be entitled to a loss only upon receiving a final payment with respect to such Certificate that is less than such Certificateholder's remaining adjusted basis for such Certificate.

                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              FARMER MAC MORTGAGE SECURITIES
                                   CORPORATION



                              By:
                                   Name:     Christopher Dunn
                                   Title:    Vice President


Dated:  March 24, 1997